UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 11, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 11, 2007, Central European Media Enterprises Ltd. (“CME”) entered into an amended and restated registration rights agreement (the “Amendment”) with Testora Limited (“Testora”). Testora is the successor to JR Holdings Limited (formerly PPF (Cyprus) Ltd., (“PPF”)) under a subscription agreement and a registration rights agreement with CME, each dated May 2, 2005 (as reported on our Form 8-K filed on May 6, 2005). The Amendment modifies the registration rights granted to Testora in respect of 3,500,000 restricted shares of Class A Common Stock of CME (the “Shares”) issued to PPF in 2005 in connection with the acquisition of the TV Nova group in the Czech Republic.

Under the Amendment, Testora has relinquished the right to any demand registrations granted in 2005. As consideration for Testora’s entering into the Amendment, CME has agreed to waive certain restrictions on the transfer of the Shares in order to permit the Shares to be pledged by Testora under a two-year margin loan. Following the termination of this margin loan, Testora may continue to be subject to certain restrictions on transfer and, during the term of any such restriction, will retain certain piggyback registration rights.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: May 17, 2007	/s/ Wallace Macmillan
Wallace Macmillan
Chief Financial Officer